OPTION AGREEMENT

THIS AGREEMENT is made as of the 31st day of March, 2005

AMONG:

GREENWORKS CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Street, Suite 108, Mount Arlington, New
Jersey 07856  ("GreenWorks")

AND:

GREENWORKS ENGINEERING CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Street, Suite 108, Mount
Arlington, New Jersey 07856 ("GEC")

AND:

ACUTUS CAPITAL, L.L.C., a company formed pursuant to the laws of the State of New Jersey and having an office for business located at 411 Hackensack Avenue, Hackensack, New Jersey 07601
("Acutus")

WHEREAS:

A.	Acutus owns 1,140,769 shares of  GreenWorks common stock (the "Acutus
GreenWorks Shares"); and,

B.	Acutus desires to purchase and acquire and GreenWorks and GEC desire to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to Acutus, an option to acquire certain shares of common stock in GEC pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 THE OPTION

Section 1.1	Option Purchase and Sale

GreenWorks and GEC hereby grant to Acutus an option (the "Option") to acquire 1,000,000 shares of GreenWorks Engineering Corporation ("GEC") common stock in return for the Acutus GreenWorks Shares upon the request of and in the sole discretion of Acutus.

In the event of the death or incapacity of Kevin Kreisler, Acutus shall, at its option, either (a) acquire 1,575,000 shares of GEC common stock in return for the Acutus GreenWorks Shares or (b) receive an adjustment to its aggregate equity holdings in the Company such that Acutus shall have 4.99% of the issued and outstanding common stock in the Company, with moving forward anti-dilution rights up to December 31, 2006

Section 1.2	Term of Option

Subject to the terms and conditions set forth herein, this Option shall be exercisable during a term of ten (10) years commencing on the date hereof.

Section 1.3	Adjustment

Until and unless the Option granted hereby is exercised, Acutus' equity ownership in GreenWorks shall be adjusted quarterly such that Seller's holdings in GreenWorks shall be and remain equal to four point nine nine percent (4.99%) of the issued and outstanding common stock of GreenWorks until December 31, 2006, at which point these Adjustment Rights shall lapse.

Section 1.4	Reservation of Stock
GreenWorks and GEC covenant that during the term this Option is exercisable, GreenWorks and GEC will reserve from their authorized and unissued common stock a sufficient number of shares to provide for the issuance of common stock upon the exercise of this Option and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of common stock issuable upon exercise of the Option. GreenWorks and GEC agree that this Option shall constitute full authority to its officers and agents, including transfer agents, who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common stock upon the exercise of this Option.

                                ARTICLE II

                            EXERCISE OF OPTION

Section 2.1 	Exercise

        (a)	Manner of Exercise.  The rights represented by this Option are exercisable by Acutus, in their entirety or not at all, from time to time, during the term hereof as described above, by the surrender of this Option and the Notice of Exercise annexed hereto as Exhibit G duly completed and executed on behalf of Acutus, at the office of GreenWorks (or such other office or agency of the Company as it may designate by notice in writing to Acutus at the address of Acutus as noted herein), upon payment of the Exercise Shares.

        (b)	Time of Exercise.  This Option shall be deemed to have been
exercised immediately prior to the close of business on the date of its surrender as herein. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, GreenWorks and/or GEC at its and/or their expense shall issue and deliver to Acutus a certificate or certificates for the number of shares issuable upon such exercise.

                                ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ACUTUS

Acutus represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 3.1 	Organization and Good Standing

Acutus is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. Acutus is duly qualified to do business.

Section 3.2 	Authority, Approvals and Consents

Acutus has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the managing member of Acutus and no other corporate or other proceedings on the part of Acutus are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Acutus hereby expressly represents that it has fully and properly complied with all aspects of applicable New Jersey corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Acutus, enforceable against Acutus in accordance with its terms.

Section 3.3 	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Acutus in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.4 	No Violations

Neither the execution, delivery, or performance of this Agreement by Acutus, nor the consummation by Acutus of the transactions contemplated hereby, nor compliance by Acutus with any of the provisions hereof will
(a) conflict with or result in any breach of any provisions of the certificate of formation of the Acutus, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Acutus is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acutus, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 3.5	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the GreenShift enforceable in accordance with its terms.

Section 3.6	Non-Merger and Survival

The representations and warranties of Acutus contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Seller, the representations and warranties of Acutus shall survive the Closing.

                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 4.1 	Organization and Good Standing

GreenWorks and GEC are duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller and its subsidiaries are duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct its business.

Section 4.2 	Authority, Approvals and Consents

Seller has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Seller and by their respective stockholders and no other corporate or other proceedings on the part of Seller are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Seller hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 4.3 	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.4 	No Violations

Neither the execution, delivery, or performance of this Agreement by Seller, nor the consummation by GreenWorks of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Seller, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Seller is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 4.5 	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Seller enforceable in accordance with its terms.

Section 4.6     Non-Merger and Survival

The representations and warranties of Seller contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Purchaser, the representations and warranties of Seller shall survive the Closing.

                                  ARTICLE V

                             GENERAL PROVISIONS

Section 5.1	Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 5.2	Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 5.3 	Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

        (a) 	If to the Purchaser, to:

                Acutus Capital, L.L.C.
                411 Hackensack Avenue
                Hackensack, New Jersey 07601
                Attn: James Sonageri, Managing Member

                and,

         (b) 	If to the Seller, to:

                GreenWorks Corporation
                111 Howard Street, Suite 108
                Mount Arlington, New Jersey 07856
                Attn: James Grainer, President and Chief Financial Officer

Section 5.4	Assignment

This Option and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Option nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party.

Section 6.5	Entire Agreement

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 6.6	Modifications, Amendments and Waivers

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 6.7	Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 6.8	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 6.9	Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 6.10	Severability

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 6.11	Specific Performance

Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 6.12	Consent to Jurisdiction

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New Jersey or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 6.13 	THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH RECEIVED A

COPY OF THIS AGREEMENT, THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY HAVE BEEN ADVISED TO SEEK AND HAVE EITHER SOUGHT OR WAIVED INDEPENDENT LEGAL COUNSEL OF THEIR CHOICE TO AID IN THEIR UNDERSTANDING HEREOF.

Section 6.14 	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 6.15 	Parties in Interest

Nothing in this Agreement, express or implied, is intended to confer upon any Person not a Party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.16	Furnishing Information; Announcements

Sellers shall not issue any press releases or otherwise make any statement, public or otherwise, to any third party with respect to the transactions contemplated hereby without the prior written consent of Purchaser. Any notification of Sellers' employees of the transactions contemplated hereby shall be subject to prior approval by Purchaser. Any notices or other information to be disseminated shall be submitted to Purchaser prior to distribution or dissemination.

Section 6.17	Force Majeure

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

GREENWORKS CORPORATION

By:	/s/James Grainer
        ---------------------------------------
	JAMES GRAINER
        President and Chief Financial Officer


GREENWORKS ENGINEERING CORPORATION

By:	/s/ James Grainer
        ---------------------------------------
	JAMES GRAINER
        President and Chief Financial Officer


ACUTUS CAPITAL, L.L.C.

By:	/s/ James Sonageri
        ---------------------------------------
	JAMES SONAGERI
        Managing Member

                     EXHIBIT G       NOTICE OF EXERCISE

TO:	GREENWORKS CORPORATION
	GREENWORKS ENGINEERING CORPORATION


The undersigned hereby elects to exercise the attached Option, and tenders herewith payment of the Acutus GreenWorks Shares with the attached duly executed Stock Assignment, medallion signature guaranteed. Please issue a certificate or certificates representing the below indicated shares pursuant to the terms and conditions of the attached Option (check one item below):

____ 	1,000,000 common shares of GreenWorks Engineering Corporation
        ("GEC") or,

____    1,575,000 common shares of GEC.


ACUTUS CAPITAL, L.L.C.

By:	_______________________
	JAMES SONAGERI
        Managing Member